___________________________________________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2026

EQUUS TOTAL RETURN, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	814-00098	76-0345915
(State or Other Jurisdiction	(Commission File	(IRS Employer
Of Incorporation)	Number)	Identification No.)

700 Louisiana Street, 41st Floor Houston, Texas	77020
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 529-0900

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-k filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the Annual Meeting of Stockholders held on June 30, 2026 (“Annual Meeting”), the stockholders of Equus Total Return, Inc. (the “Company”) voted on two proposals which are described in detail in the Company’s Proxy Statement filed with the Securities and Exchange Commission on April 30, 2026: (i) to elect five director nominees, each for a term of one year (“Proposal 1”), and (ii) to approve on a non-binding advisory basis, the compensation paid to the Company’s named executive officers in 2025 (“Proposal 2”).

The number of shares present at the Annual Meeting in person or by proxy was 8,838,729, or 63.28% of shares outstanding.

A voting report was produced by a representative of Georgeson LLC serving as Inspector of Elections for the Annual Meeting, certifying the following results:

Proposal 1 (election of directors):

Board of Directors Nominees	For	Withheld
Fraser Atkinson	7,861,056	977,673
Kenneth I. Denos	4,405,506	4,433,223
Henry W. Hankinson	7,858,031	980,698
John A. Hardy	7,604,223	1,234,506
John J. May	7,858,031	980,698

There were no votes against or abstained with respect to any director nominee.

Proposal 2 (non-binding approval of executive compensation in 2025):

For	Against	Abstained
7,577,686	1,219,066	41,977

Brokers did not have discretionary voting authority on Proposals 1 or 2.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Equus Total Return, Inc.
Date: July 2, 2026	By: /s/ Kenneth I. Denos
Name: Kenneth I. Denos
Title: Secretary

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